Offering Statement for
Master Renovations Associates, LLC

This document is generated by a website that is operated by NetCapital Systems, LLC ("Netcapital"), which is not a registered broker-dealer. Netcapital does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included in this document are the responsibility of, the applicable issuer of such securities. Netcapital has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither Netcapital nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information in this document or the use of information in this document.

All Regulation CF offerings are conducted through Netcapital Funding Portal Inc. ("Portal"), an affiliate of Netcapital, and a FINRA/SEC registered funding-portal. For inquiries related to Regulation CF securities activity, contact Netcapital Funding Portal Inc.:

Paul Riss
paul@netcapital.com

Netcapital and Portal do not make investment recommendations and no communication, through this website or in any other medium, should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, Regulation A, D and CF offerings, and start-up investments in particular are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The Company

  What is the name of the issuer?
  Master Renovations Associates, LLC

Eligibility

  The following are true for Master Renovations Associates, LLC:
    Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
    Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
    Not an investment company registered or required to be registered under the Investment Company Act of 1940.
    Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding. (For more information about these disqualifications, see Question 30 of this Question and Answer format).
    Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
    Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.
  Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?
  No.

Directors of the Company

  Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer. List all positions and offices with the issuer held and the period of time in which the director served in the position or office. List the employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  James Beeson

  Dates of Board Service
  08/16 - Current
  Principal Occupation
  President - Master Builders, Inc.
  Positions with Master Renovations Associates, LLC

  Managing Member

  Dates of Service
  08/16 - Current
  Business Experience

  The Master Builders, Inc

  Principal Business
  Construction
  Title
  President
  Dates of Service
  06/13 - Current
  Responsibilities

  Manage LLC

  Daniel Wielhouwer

  Dates of Board Service
  08/16 - Current
  Principal Occupation
  President - Club and Community Corporation
  Positions with Master Renovations Associates, LLC

  Director

  Dates of Service
  08/16 - Current
  Business Experience

  Club and Community Corporation

  Principal Business
  Real Estate
  Title
  President
  Dates of Service
  06/89 - Current
  Responsibilities

  Manage the Corporation

Officers of the Company

  Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer. List any prior positions and offices with the issuer and the period of time in which the officer served in the position or office. List any other employers, titles and dates of positions held during past three years with an indication of job responsibilities.

  James Beeson

  Positions with Master Renovations Associates, LLC

  Managing Member

  Dates of Service
  08/16 - Current
  Responsibilities

  Manage the LLC

  Business Experience

  The Master Builders, Inc

  Principal Business
  Construction
  Title
  President
  Dates of Service
  06/13 - Current
  Responsibilities

  Manage LLC

  Daniel Wielhouwer

  Positions with Master Renovations Associates, LLC

  Managing Member

  Dates of Service
  08/16 - Current
  Responsibilities

  Manage the affairs of the company

  Business Experience

  Club and Community Corporation

  Principal Business
  Real Estate
  Title
  President
  Dates of Service
  06/89 - Current
  Responsibilities

  Manage the Corporation

Principal Security Holders

  Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power. To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being “beneficially owned.” You should include an explanation of these circumstances in a footnote to the “Number of and Class of Securities Now Held.” To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

  James Beeson

  Securities
  25
  Class
  Common Membership Units
  Voting Power
  50.0%

  Dan Wielhouwer

  Securities
  25
  Class
  Common Membership Units
  Voting Power
  50.0%

Business and Anticipated Business Plan

  Describe in detail the business of the issuer and the anticipated business plan of the issuer.

  We plan to provide affordable workforce housing by acquiring, renovating and selling condominiums in sought after areas within Broward and Palm Beach Counties, Florida. Profits are to be shared with our Members. Members will receive quarterly distributions of profits from the condo sales.

  For additional information, please see attached BusinessPlan.pdf

Risk Factors

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

  Material factors that make an investment in Master Renovations Associates, LLC speculative or risky:

    There are significant risk factors associated with a purchase of a Membership Unit.

    The following are some of the more common:

    Your ability to sell or transfer your membership unit is limited; no market currently exists, nor is one expected to develop. Securities law restrictions apply to the Membership Unit.

    You must place total reliance on the Manager for operating the Company.

    The Manager is subject to Conflicts of Interest with the Company.

    The Company is acquiring, renovate and sell real estate. Development carries various risks; for example, defaults can occur in payments to lenders and investors.

    Small real estate construction and development projects are higher risk than other stabilized real estate transactions.

    The Company is not assured of obtaining any minimum amount of proceeds from this Offering and this transaction may not proceed.

    The return of a Participant’s investment is dependent upon the ability of the properties purchased to produce income.

    Some of the factors that may affect the net operating income or value of a property can develop after the Company completes renovation and therefore could not be included in the factors considered in selecting the investment for the Company.

    Net operating income of projects can be volatile and may be insufficient to cover debt service on a loan at any given time.

    Net operating income and the book value of the Company’s property may be affected adversely by a large number of factors, such as:

    Design and quality of the property;

    Attractiveness of the property;

    Adequacy of the Company’s management;

    Demand for the Company’s product or service;

    General market conditions; or interest rates.

    Loan defaults by the Company can have adverse consequences to the investors and investors have limited recourse to the Company.

    Some examples of things that can cause a loss include the following:

    The proceeds from sale of units may be less than the Company’s initial value;

    High operating costs and high costs of complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection, in each case for indeterminate periods; and the possible liability for injury to persons and property.

    Investing in construction and renovation transactions are riskier than investing in transactions secured by operating properties or with companies with a long operating history.

    Risks of Incorrect Original Valuation

    Appraisals and Broker Opinions are obtained from third parties on all transactions. However, there is a risk that the opinions or appraisals prepared by these third parties are incorrect, which could result in defaults and/or losses related to construction/development if the amount realized upon a sale of the underlying property turns out to be insufficient to cover the outstanding loan balance.

    Because values can quickly decline below their appraised values during the term of the associated Company’s Equity Investment, there is no assurance that the LTV ratios used by the Company will be adequate to protect the Company’s Investment. Material declines in values could result in the Company’s Investment being under-valued and lost.

    Physical evaluation of the property and area where it is located; and Financial stability of the Company.

    Risks Related to Change in Market Interest Rates

    Risk related to interest rate shifts

    Risks of Uninsured Losses

    The Company will normally carry adequate hazard and liability insurance for the benefit of the Company. Some events are, however, either uninsurable or insurance coverage is economically not practicable.

    If the Company allows insurance to lapse, an event of loss could occur before the Company knows of the lapse and has time to obtain insurance to protect the Company and Participant’s interests.

    Insurance coverage may be inadequate to cover property losses, even though the Company purchases insurance that it believes is adequate.

    Risks of Lack of Control of Company

    Management consequently has the sole power to:

    Control the Company and its operations;

    Control the allocation of revenue related to unit pricing and expenses;

    Dissolve the Company;

    Change the nature of the Company’s business;

    Amend the Operating Agreement of the Company;

    Remove and replace the Managers; or

    Approve a merger or sale of all or substantially all of the assets of the Company.

    Risks of Default by Foreclosure

    A default by foreclosure can have adverse consequences to the asset value and expected income.

    Examples of these are the following:

    Subsequent income and capital appreciation from unsold properties may be insufficient to meet any remaining expenses or surviving debt service;

    The proceeds from sales of properties may be less than the Company’s investment in the property;

    Adverse general and local market conditions;

    High operating costs and high costs of complying with changes in laws and regulations pertaining to taxes, use, zoning and environmental protection, in each case for indeterminate periods; and

    Possible liability for injury to persons and property.

    Hazardous or Toxic Substance Risks

    Various federal, state and local laws can impose liability on owners, operators, and sometimes lenders for the cost of removal or remediation of certain hazardous or toxic substances on property. Such laws often impose liability whether or not the person knew of, or was responsible for, the presence of the substances.

    When the Company becomes an owner of the property and as an owner, the Company could become liable for remediating any hazardous or toxic contamination, which costs could exceed the value of the property and Participants investment. Other costs or liabilities that could result include the following:

    Damages to third parties or a subsequent purchaser of the property;

    Loss of revenues during remediation;

    Loss of tenants and rental revenues;

    Payment for clean up;

    Substantial reduction in value of the property;

    Inability to sell the property; or

    Any of these could create a material adverse effect on a asset and/or transaction profitability. THE MEMBERSHIP UNITS ARE TIED TO THE PERFORMANCE OF THE COMPANY. THE RETURNS ARE DEPENDENT ON THE PERFORMANCE OF THE CORRESPONDING PROPERTIES OWNED BY THE COMPANY. INVESTING IN THE COMPANY SHOULD ONLY BE CONSIDERED BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.

The Offering

Master Renovations Associates, LLC (“Company”) is offering securities under Regulation CF, through NetCapital Funding Portal Inc. (“Portal”). Portal is a FINRA/SEC registered funding portal and will receive cash compensation equal to 4.9% of the value of the securities sold through Regulation CF. Investments made under Regulation CF involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest.

The Company plans to raise between $25,000 and $350,000 through an offering under Regulation CF. In the event the Company fails to reach their offering target of $25,000, any investments made under offering will be cancelled and the investment funds will be returned to the investor.

  What is the purpose of this offering?

  We plan to use $20,000 of the proceeds for working capital purposes. The remainder of the funds we raise, regardless of the amount, will be used to acquire, rehab and sell condos in Florida.

  How does the issuer intend to use the proceeds of this offering?
	If Target Offering Amount Sold	If Maximum Amount Sold
Total Proceeds	$25,000	$350,000
Less: Offering Expenses	$1,225	$17,150
Net Proceeds	$23,775	$332,850
Working Capital	$20,000	$20,000
Real Estate	$3,775	$312,850
Total Use of Net Proceeds	$23,775	$332,850
  How will the issuer complete the transaction and deliver securities to the investors?
  In entering into an agreement on the Netcapital Funding Portal to purchase securities, both investors and Master Renovations Associates, LLC must agree that a transfer agent, which keeps the records of all of our outstanding shares of Common Membership Units stock, will issue digital securities in the investor’s name (a paper stock certificate will not be printed). Similar to other online investment accounts, the transfer agent will give investors access to a web site to see the number of shares that they own in our company. These securities will be issued to investors after the deadline date for investing has passed, as long as the targeted offering amount has been reached. The transfer agent will record the issuance when we have received the purchase proceeds from the escrow agent who is holding your investment commitment.
  How can an investor cancel an investment commitment?
  You may cancel an investment commitment for any reason until 48 hours prior to the deadline identified in the offering by logging in to your account with Netcapital, browsing to the Investments screen, and click to cancel your investment commitment. Netcapital will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment. If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor’s investment commitment will be cancelled and the committed funds will be returned.

Ownership and Capital Structure

The Offering

  Describe the terms of the securities being offered.
  We are issuing shares of Common Membership Units stock at an offering price of $100.00 per share.
  Do the securities offered have voting rights?
  The shares of Common Membership Units stock are being issued with voting rights. However, so that the crowdfunding community has the opportunity to act together and cast a vote as a group when a voting matter comes before the shareholders, a custodian will cast your vote for you. Please refer to the custodian agreement that you sign before your purchase is complete.
  Are there any limitations on any voting or other rights identified above?
  You are giving your voting rights to the custodian, who will vote the shares on behalf of all shareholders who purchased shares on the Netcapital crowdfunding portal.
  How may the terms of the securities being offered be modified?
  We may choose to modify the terms of the securities before the offering is completed. However, if the terms are modified, and we deem it to be a material change, we need to contact you and you will be given the opportunity to reconfirm your investment. Your reconfirmation must be completed within five business days of receipt of the notice of a material change, and if you do not reconfirm, your investment will be canceled and your money will be returned to you.

Restrictions on Transfer of the Securities Offered

The securities being offered may not be transferred by any purchaser of such securities during the one-year period beginning when the securities were issued, unless such securities are transferred:

    to the issuer;
    to an accredited investor;
    as part of an offering registered with the U.S. Securities and Exchange Commission; or
    to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.
    The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.
    The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Description of Issuer’s Securities

  What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

  Securities

Class of Security	Amount Authorized	Amount Outstanding	Voting Rights	Other Rights
Common Membership Units	3,550	50	Yes

  Options, Warrants and Other Rights

Type	Description	Reserved Securities
  How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

  Our Operating Agreement can be amended only by the written consent of the Manager and the vote or written consent of a Super-Majority in Interest. As a minority owner, a crowdfunding investor is subject to the decisions made by the Manager.

  Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?
  No.
  How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?
  As the holder of a majority of the voting rights in the company, our majority shareholder may make decisions with which you disagree, or that negatively affect the value of your investment in the company, and you will have no recourse to change those decisions. Your interests may conflict with the interests of other investors, and there is no guarantee that the company will develop in a way that is advantageous to you. For example, the majority shareholder may decide to issue additional shares to new investors, sell convertible debt instruments with beneficial conversion features, or make decisions that affect the tax treatment of the company in ways that may be unfavorable to you. Based on the risks described above, you may lose all or part of your investment in the securities that you purchase, and you may never see positive returns.

  How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

  The valuation of the company is equal to the amount of cash raised by the company, plus $5,000.

  What are the risks to purchasers of the securities relating to minority ownership in the issuer?

  As minority owners, the crowd funding investors face the risk that they are subject to the decisions made by the Manager.

  What are the risks to purchasers associated with corporate actions including:
    additional issuances of securities,
    issuer repurchases of securities,
    a sale of the issuer or of assets of the issuer or
    transactions with related parties?

  The issuance of additional securities will dilute the ownership of the crowdfunding investors. As a result, if we achieve profitable operations in the future, our net income per unit will be reduced because of dilution, and the market price of our membership interests, if there is a market price, could decline as a result of the additional issuances of securities.

  If we repurchase securities, so that the above risk is mitigated, and there are membership interest units outstanding, we may not have enough cash available for marketing expenses, growth, or operating expenses to reach our goals. If we do not have enough cash to operate and grow, we anticipate the market price of our membership interests would decline.

  A sale of our company or of all the assets of our company may result in an entire loss of your investment. We cannot predict the market value of our company or our assets, and the proceeds of a sale may not be cash, but instead, unmarketable securities, or an assumption of liabilities.

  We may need to negotiate with related-party for loans. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. We anticipate that if we have any transactions with related parties, that they will be on an arms-length basis.

  Describe the material terms of any indebtedness of the issuer:
  Not applicable.
  What other exempt offerings has Master Renovations Associates, LLC conducted within the past three years?
  None.
  Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:
    any director or officer of the issuer;
    any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;
    if the issuer was incorporated or organized within the past three years, any promoter of the issuer; or
    any immediate family member of any of the foregoing persons.
  No.

Financial Condition of the Issuer

  Does the issuer have an operating history?
  No.
  Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

  We are a new company with no operating history. However, the members of our management team have extensive experience in all aspects of our business, including residential construction, equity structuring and syndication. We have a strong background in underwriting, asset management, risk management and corporate governance.

  Overall, our management team has an average of more than 30 years of experience and provides us with access to a broad referral network and significant practical knowledge of real estate investment, development and capital markets. We believe that we have significant competitive advantages relating to our experienced management, our existing pipeline and market relationships, the strength of our underwriting and asset management capability, and in our know-how that leads to structuring flexibility and rapid closings.

  Our operating agreement calls for incentive compensation to be paid to our Manager equal to sixty percent (60%) of our net operating income, if any. The definition of net operating income is gross revenues minus all operating expenses, administrative fees and interest, but excluding depreciation. We anticipate that we will pay the 60% fee to the Manager and the remaining amount to Members on a quarterly basis. We believe the amount of gross revenues and net operating income that we generate will be related to the amount of money raised in this offering.

Financial Information

  Include the financial information specified by regulation, covering the two most recently completed fiscal years or the period(s) since inception if shorter.
  See attachments:
  Income Statement
  IncomeStatement.pdf
  Balance Sheet
  BalanceSheet.pdf
  Cash Flow Statement
  CashFlowStatement.pdf
  Change in Equity Statement
  ChangeinEquityStatement.pdf
  CPA Review Report
  CPAReviewReport.pdf
  With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated in the same form as described in Question 6 of this Question and Answer format, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:
    Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:
      in connection with the purchase or sale of any security?
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:
      in connection with the purchase or sale of any security?;
      involving the making of any false filing with the Commission?
      arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?
    Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:
      at the time of the filing of this offering statement bars the person from:
        association with an entity regulated by such commission, authority, agency or officer?
        engaging in the business of securities, insurance or banking?
        engaging in savings association or credit union activities?
      constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?
    Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:
      suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?
      places limitations on the activities, functions or operations of such person?
      bars such person from being associated with any entity or from participating in the offering of any penny stock?

    If Yes to any of the above, explain:

    Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:
      any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
      Section 5 of the Securities Act?
    Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?
    Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?
    Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?
  Master Renovations Associates, LLC answers 'NO' to all of the above questions.

Other Material Information

  In addition to the information expressly required to be included in this Form, include: any other material information presented to investors; and such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

  The following documents are being submitted as part of this offering:

  Governance

  Articles of Organization
  ArticlesofOrganization.pdf
  Certificate of Formation
  CertificateofFormation.pdf
  Operating Agreement
  OperatingAgreement.pdf
  Opportunity

  Offering Page
  OfferingPage.png
  Pitch Deck
  PitchDeck.pdf

Ongoing Reporting

  The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its web site, no later than 120 days after the end of each fiscal year covered by the report:

  Once posted, the annual report may be found on the issuer’s web site at: http://opensourcecap.com/?page_id=8592

  The issuer must continue to comply with the ongoing reporting requirements until:

    the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
    the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
    the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
    the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or
    the issuer liquidates or dissolves its business in accordance with state law.